Exhibit 10.4

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 30, 2023 by and between Forever 8 Fund, LLC (the “Borrower” or “Borrower”), a Delaware corporation and TXC Services, LLC (the “Lender”), a Delaware limited liability company.

RECITALS

A. The Lender has provided loans to Borrower pursuant to secured promissory notes, executed by Borrower in favor of the Lender from in or around April 15, 2021 through September 21, 2021, as set forth in Exhibit A hereto (collectively, the “Old Note”);

B. As of the date of this Agreement, Borrower is entering into asset backed loans with lenders to be used for and secured by inventory and equipment purchases, in accordance with that certain Loan and Security Agreement, Promissory Notes and related documents (collectively “ABL Note” or “ABL Loan Documents”); and

C. The Borrower and the Lender are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the Old Note for the ABL Note. True and correct copies of the ABL Loan Documents are attached hereto as Exhibit B.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

Article 1

EXCHANGE OF DEBT INSTRUMENTS

1.1 Exchange.

(a) The Lender and Borrower hereby agree, subject to the terms and conditions set forth herein, to exchange the Old Note balance, together with all interest thereon accrued, if any, up to but not including the effective date of such exchange (“Old Debt Balance”) for an ABL Note (the “Debt Exchange”).

(b) Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange shall take place at a closing (the “Closing”) to be held at 10:00 a.m., local time, on May 22, 2023. At the Closing, the Lender shall deliver the Old Notes for cancellation and the Borrower shall deliver to the Lender the ABL Note.

(c) The ABL Note will be issued in exchange for the termination of the Old Notes, and from and after the consummation of the Debt Exchange.

Article 2

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Lender that:

2.1 Corporate Status. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to carry on its business as now being conducted.

2.2 Power and Authority; Binding Agreement. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under, this Agreement, and the Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchange. This Agreement has been duly executed and delivered by the Borrower and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms.

2.3 Valid Issuance. When issued pursuant to this Agreement in connection with the Debt Exchange, the ABL Note will be duly authorized, validly issued, fully paid and nonassessable.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents and warrants to the Borrower that:

3.1 Authority. The Lender has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by the Lender to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

3.2 Title to the Old Notes. The Lender is the record and beneficial holder of the Old Notes, and holds the Old Notes free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

Article 4

CONDITIONS

4.1 Borrower’s Conditions. The obligations of the Borrower to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Lender set forth in Article 2 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise, required to be taken by the Lender on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Lender on or prior to the Closing shall have been obtained.

(c) The Lender shall have delivered the Old Notes to the Borrower for cancellation.

(d) The Lender shall have delivered to the Borrower such other documents, certificates or other information as the Borrower or its counsel may reasonably request.

4.2 Lender’s Conditions. The obligations of the Lender to consummate the transaction contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Borrower set forth in Article 3 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise required to be taken by the Borrower on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Borrower on or prior to the Closing shall have been obtained.

(c) The Borrower shall have delivered to the Lender such other documents, certificates or other information as the Lender or its counsel may reasonably request.

Article 5

MISCELLANEOUS

5.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender’s facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

If to a Lender:	TXC Services, LLC
258 North West End Blvd #505
Quakertown, PA 18951

If to Borrower:	Forever 8 Fund, LLC
200 9th Avenue North, Suite 220
Safety Harbor, FL 34695
Attention: Brian McFadden
Email: bpm@8co.holdings

Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

5.2 Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

5.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

5.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

5.5 Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of New York applicable to contracts executed in and to be fully performed in that state.

5.6 Confidentiality. Until the Borrower makes a press release or other public announcement about the Exchange, the Lender will maintain the confidentiality of the Debt Exchange and the terms of the Debt Exchange.

[Signatures on following page]

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Debt Exchange Agreement as of the day and year first above written.

BORROWER:
FOREVER 8 FUND, LLC, a Delaware limited liability company

/s/ Brian McFadden
By: Brian McFadden, Authorized Manager

LENDER

TXC SERVICES, LLC, a Delaware limited liability company

/s/ Christopher B. Ferguson
By: Christopher B. Ferguson, Authorized Member

EXHIBIT A

OLD NOTES

[Old Notes attached hereto]

Date of Note	Principal
April 15, 2021	$225,000
April 15, 2021	$50,000
May 10, 2021	$200,000
June 29, 2021	$200,000
August 10, 2021	$200,000
September 21, 2021	$100,000

EXHIBIT B

ABL LOAN DOCUMENTS